Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 12/28/2020 01:28 PM
Original ID: 2013-000647322
Amendment ID: 2020-003086175

Profit Corporation
Articles of Amendment

1. Corporation name:

Hemp Technology, Inc. (Filing ID: 2013-000647322)

2. Article number(s) First & Eleventh is amended as follows:

****Article number(s) is not your filing ID number.*** *Example: 2000-000123456*

First Article:

The name of corporation is: RCMW Group, Inc.

Eleventh Article:

Effectuate a one-for-four thousand five hundred (1:4500) reverse stock split (pro-rata reduction of outstanding common shares) of our issued and outstanding shares of the reverse stock split; par value remains unchanged following the reverse stock split; and

Fractional shares of common stock in the Reverse Stock Split will be rounded up to nearest whole share.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

Not applicable

4. The amendment was adopted on 12/08/2020
(Date – mm/dd/yyyy)

RECEIVED
DEC 15 2020
WYOMING
SECRETARY OF STATE

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: Misty Roland **Date:** 12/14/2020

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Misty Roland

Contact Person: Misty Roland

Title: Registered Agent Wyoming EZ Corp

Daytime Phone Number: 307-275-0000

Email: mike@hemptechinc.com, wyezcorp@gmail.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☑ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ Please submit one **originally signed** document.
- ☑ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☑ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article.
- ☑ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

RECEIPT

Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020

WYOMING EZ CORP, INC.
2232 DELL RANGE BLVD STE 245
CHEYENNE, WY 82009

RECEIPT INFORMATION

Receipt #: **002070969**
Receipt Date: **12/28/2020**
Processed By: **Nicole Martinez**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Name Change with Other Changes - Profit Corporation - Domestic	2020-003086175	1	$50.00	$50.00

TOTAL CHARGES PAID **$50.00**

Description of Payment	Reference	Amount
Payment-PAD Account	00661	$50.00

TOTAL PAYMENT **$50.00**

PAD Account: **00661 - WYOMING EZ CORP, INC.**
PAD Begin Balance: **$481.00**
PAD End Balance: **$431.00**

In Reference To:
RCMW Group, Inc. (2013-000647322); Amendment ID: 2020-003086175

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov